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EXHIBIT 4.1.1

EXECUTION VERSION

THIRD AMENDMENT
TO
CREDIT AGREEMENT

        This THIRD AMENDMENT, dated as of May 23, 2007 (this "Amendment") is entered into among THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the "Parent Borrower"), DEUTSCHE BANK AG, NEW YORK BRANCH ("DBNY"), as administrative agent (the "Administrative Agent"), and the other parties signatory hereto.

        WHEREAS, the Parent Borrower has entered into that certain CREDIT AGREEMENT, dated as of December 21, 2005 (as it may be amended, amended and restated, supplemented or otherwise modified (including as amended by that certain Amendment to Credit Agreement, dated as of June 30, 2006, and that certain Second Amendment to Credit Agreement, dated as of February 9, 2007), the "Credit Agreement") among the Parent Borrower, the Lenders from time to time party thereto, the Administrative Agent, DBNY, as collateral agent, LEHMAN COMMERCIAL PAPER INC., as syndication agent, and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED, as documentation agent.

        WHEREAS, the terms used herein, including in the preamble and recitals hereto, not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement;

        WHEREAS, the Parent Borrower has requested that the Credit Agreement be amended as more fully set forth herein;

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Parent Borrower, the Lenders and the Administrative Agent agree as follows:

ARTICLE ONE: AMENDMENTS

        As of the Amendment Effective Date (as defined in Article Two hereof), the Credit Agreement shall be amended as set forth in this Article One.

1.
Section 8.4 of the Credit Agreement (Limitation on Guarantee Obligations) is hereby amended by deleting the word "and" at the end of clause (n) thereof, replacing "." at the end of clause (o) thereof with "; and" and adding the following clause (p) after clause (o) thereof:

          (p)   Guarantee Obligations in respect of the deferred purchase price of Vehicles and all other obligations arising under certain vehicle supply agreements entered into by Fleetco (Espana), S.L.; provided that the aggregate principal amount of such Guarantee Obligations at any time outstanding, when combined with the aggregate principal amount of Indebtedness then outstanding constituting Foreign Fleet Financing, shall not exceed the maximum amount of Foreign Fleet Financing permitted under Section 8.2(v).

ARTICLE TWO: CONDITIONS PRECEDENT TO EFFECTIVENESS

        The provision set forth in Article One hereof shall be effective as of the date (with respect to each such provision, the "Amendment Effective Date") on which each of the following conditions with respect to each provision shall have been satisfied:

        1.     The Parent Borrower, the Administrative Agent and the requisite Lenders shall have indicated their consent by the execution and delivery of the signature pages to the Administrative Agent.

        2.     The Guarantors shall have indicated their consent to the Amendment by the execution and delivery of the Consent (the "Consent") attached hereto as Annex I, dated the date hereof, by and among the Guarantors.

ARTICLE THREE: REPRESENTATIONS AND WARRANTIES

        In order to induce the Agents and Lenders to enter into this Amendment, the Parent Borrower represents and warrants to each Agent and each Lender, that:

        1.    Representations and Warranties.    As of the Amendment Effective Date, each of the representations and warranties made by any Loan Party pursuant to this Amendment or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Amendment or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

        2.    Corporate Power and Authority.    As of the Amendment Effective Date, the Parent Borrower has the corporate power and authority, and the legal right, to enter into and perform this Amendment. The execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate action on the part of the Parent Borrower.

        3.    No Conflict; Governmental Consents.    The execution and delivery by the Parent Borrower of this Amendment, and performance by the Parent Borrower of the Credit Agreement as amended hereby, will not (a) violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, or (b) result in, or require, the creation or imposition of any Lien (other than any Lien permitted by subsection 8.3 of the Credit Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

        4.    Binding Obligation.    (a) This Amendment constitutes a legal, valid and binding obligation of the Parent Borrower, enforceable against the Parent Borrower in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (b)   The Consent, when executed and delivered by each Guarantor, will constitute a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        5.    No Default.    As of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

ARTICLE FOUR: MISCELLANEOUS

        1.     The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Other than in accordance with Section 8.5 of the Credit Agreement, the Parent Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender. No Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 11.6 of the Credit Agreement.

        2.     Except as expressly amended hereby, the Credit Agreement and all other documents, agreements and instruments relating thereto are and shall remain unmodified and in full force and effect and are hereby ratified and confirmed. On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the Notes to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

        3.     Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        4.     The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

        5.     Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

        6.     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        7.     This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

        8.     The parties hereto agree that this Amendment does not represent or create a novation of the Credit Agreement and the other Loan Documents or any of the Obligations and liabilities existing thereunder.

[The remainder of this page is intentionally left blank.]

THE HERTZ CORPORATION
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer

Third Amendment—Term Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent,
By:	/s/ MARGUERITE SUTTON Name: Marguerite Sutton Title: Director
By:	/s/ EVELYN THIERRY Name: Evelyn Thierry Title: Vice President

Third Amendment—Term Credit Agreement

LENDERS:

By signing below, you have indicated your consent to the Third Amendment to Credit Agreement
Name of Institution:

By:	Name: Title:
[This Amendment was executed by authorized signatories of 229 Lender Institutions]

Third Amendment—Term Credit Agreement

Annex I

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Borrower Obligations of the Borrower pursuant to the Guarantee and Collateral Agreement (as defined in the Credit Agreement) and hereby (a) consents to the foregoing Amendment, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment, the Guarantor Obligations of such Guarantor are not impaired or affected and all guaranties made by such Guarantor pursuant to the Guarantee and Collateral Agreement and all Liens granted by such Guarantor as security for the Guarantor Obligations of such Guarantor pursuant to the Guarantee and Collateral Agreement continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein or in the Guarantee and Collateral Agreement, as applicable.

        IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 23rd day of May 2007.

(Signature pages follow)

HERTZ INVESTORS, INC.
By:	/s/ HAROLD E. ROLFE Name: Harold E. Rolfe Title: Vice President
HERTZ EQUIPMENT RENTAL CORPORATION
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer
BRAE HOLDING CORP.
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer

Third Amendment—Term Credit Agreement

HERTZ CLAIM MANAGEMENT CORPORATION
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer
HCM MARKETING CORPORATION
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer
HERTZ LOCAL EDITION CORP.
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer
HERTZ LOCAL EDITION TRANSPORTING, INC.
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer
HERTZ GLOBAL SERVICES CORPORATION
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer

Third Amendment—Term Credit Agreement

HERTZ SYSTEM, INC.
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer
HERTZ TECHNOLOGIES, INC.
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer
HERTZ TRANSPORTING, INC.
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer
SMARTZ VEHICLE RENTAL CORPORATION
By:	/s/ ELYSE DOUGLAS Name: Elyse Douglas Title: Treasurer

Third Amendment—Term Credit Agreement

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  EXHIBIT 4.1.1
THIRD AMENDMENT TO CREDIT AGREEMENT
ARTICLE ONE: AMENDMENTS
ARTICLE TWO: CONDITIONS PRECEDENT TO EFFECTIVENESS
ARTICLE THREE: REPRESENTATIONS AND WARRANTIES
ARTICLE FOUR: MISCELLANEOUS
  Annex I
CONSENT OF GUARANTORS